As filed with the Securities and Exchange Commission on December 29, 2020

Registration Nos. 333-81215, 333-35394, 333-36832, 333-40850, 333-40840, 333-46142, 333-44926, 333-54726, 333-67200, 333-67186, 333-84522, 333-97925, 333-115081, 333-128926, 333-131008, 333-140691, 333-156444, 333-163480, 333-192800, 333-214401, 333-227913

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-81215

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-35394

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-36832

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-40850

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-40840

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-46142

POST-EFFECTIVE AMENDMENT NO. 4 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-44926

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-54726

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-67200

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-67186

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-84522

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-97925

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-115081

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-128926

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-131008

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-140691

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-156444

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-163480

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-192800

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-214401

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-227913

UNDER
THE SECURITIES ACT OF 1933

Forest Investments, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	94-3219054
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 South Street, Suite 230
Waltham, MA 02453
(Address of Principal Executive Offices) (Zip Code)

Phone.com, Inc. 1995 Stock Plan
Phone.com, Inc. 1996 Stock Plan
Phone.com, Inc. 1999 Directors’ Stock Option Plan
Phone.com, Inc. 1999 Employee Stock Purchase Plan
OneBox.com, Inc. 1999 Stock Plan
Arabesque Communications, Inc. 1998 Stock Plan
Phone.com, Inc. 2000 Non-Executive Stock Option Plan
Billy Roy, January 9, 2000, Option Plan
Elvire Elisabeth Humphreys-Davies, April 21, 1999, Option Plan
Patrick Clark, December 23, 1999, Option Plan
William S. Roy, January 9, 2000, Option Plan
Patricia Ann Merrick, February 1, 1999, Option Plan
Lisa Marie Gower, June 14 1999, Option Plan
David Craig German, August 5, 1999, Option Plan
Melissa Michelle Fistner, February 1, 1999, Option Plan
Andrew Carey Wyatt, December 23, 1999, Option Plan
Susan Winnington, December 20, 1999, Option Plan
Susan Winnington, June 14, 1999, Option Plan
Joanne Marie Taylor, December 20, 1999, Option Plan
Chi Keung Tang, December 20, 1999, Option Plan
Andrew John Streeton, December 20, 1999, Option Plan
Roger Benjamin Springer, December 20, 1999, Option Plan
Belinda Caroline Smithwick, June 14, 1999, Option Plan
Timothy John Smith, June 14, 1999, Option Plan
James Smith, December 20, 1999, Option Plan
Paul Christopher Shore, June 14, 1999, Option Plan
Peter Charles Alec Roberts, December 23, 1999, Option Plan
Gerard Martin Renwick, December 20, 1999, Option Plan
Vince Rae, December 20, 1999, Option Plan
Kathleen Margaret Page, December 20, 1999, Option Plan
Emma Jayne O’Hare, December 20, 1999, Option Plan
Stuart Adam Nester, January 10, 2000, Option Plan
Scott Darren Moore, December 20, 1999, Option Plan
Scott Darren Moore, June 14, 1999, Option Plan
Craig Minihan, December 23, 1999, Option Plan
Matthew Patrick McGillavry, December 20, 1999, Option Plan
Timothy William Mawson, December 20, 1999, Option Plan
Ursula Martin, December 20, 1999, Option Plan
Ian Marner, December 22, 1999, Option Plan
Mark Mallinson, January 4, 2000, Option Plan
Gideon Morrell Luke, December 23, 1999, Option Plan
Neil Jones, December 23, 1999, Option Plan
Mary Howard, December 20, 1999, Option Plan
Kevin Edward Hodgson, December 20, 1999, Option Plan
Clare Louise Hiller, December 20, 1999, Option Plan
Vikta Harvey, December 20, 1999, Option Plan
Richard Fraser James Harding, December 20, 1999, Option Plan
Christopher Mark Evans, December 20, 1999, Option Plan,
Michael William Richard Dickinson, December 20, 1999, Option Plan
Susan Valerie Denys, December 20, 1999, Option Plan
Anne Beverley Chicken, December 20, 1999, Option Plan
Darryl Chapman, December 20, 1999, Option Plan
Mark Frederick Caroe, July 23, 1999, Option Plan
Bruce William Bucknell, December 20, 1999, Option Plan
Melanie Sarah Brewer, December 20, 1999, Option Plan
James Edward Braithwaite, December 20, 1999, Option Plan
Vincent Rae, December 4, 1998, Option Plan
Ursula Katherine Martin, June 14, 1999, Option Plan
Kevin Edward Hodgson, December 4, 1998, Option Plan
Richard Fraser James Harding, December 4, 1998, Option Plan
Michael William Richard Dickinson, December 4, 1998, Option Plan
Bruce William Bucknell, December 4, 1998, Option Plan
Brian Ivan Ballard, December 21, 1999, Option Plan
Paul Robert Burmester, April 21, 1999, Option Plan
Keith Wilson, February 14, 2000, Option Plan
Peter John Leicester, February 7, 2000, Option Plan
Steven Drew, February 18, 2000, Option Plan
John Davey, February 18, 2000, Option Plan
Christopher Geoffrey Parkhouse, January 17, 2000, Option Plan
Sharon Chalk, January 7, 2000, Option Plan
Dave Waite, January 27, 2000, Option Plan
Dana Sykorova, January 18, 2000, Option Plan
Jim Lundy, January 17, 1999, Option Plan
Abraham Levine, January 31, 2000, Option Plan
Guadalupe Downing, December 23, 1999, Option Plan
Keith Doughty, January 24, 1999, Option Plan
William Andrew Brady, December 23, 1999, Option Plan
Alison Donell Bloeser, December 23, 1999, Option Plan
MyAble, Inc. 1999 Stock Plan
Software.com, Inc. 1995 Stock Plan
Software.com, Inc. 2000 Nonstatutory Stock Option Plan
Software.com, Inc. 1999 Employee Stock Purchase Plan
AtMobile.com, Inc. Amended and Restated 1997 Stock Option Plan
bCandid Corporation 1999 Equity Incentive Plan
Mobility.Net Corporation 1999 Stock Option Plan
John MacFarlane Options under Stock Option Agreement, dated September 25, 1998 and November 20, 1998
Donald J. Listwin Stock Option Agreements, effective January 26, 2001
Openwave Systems Inc. 1995 Stock Plan
Openwave Systems Inc. 1996 Stock Plan
Openwave Systems Inc. Amended and Restated 1999 Directors’ Equity Compensation Plan
Openwave Systems Inc. 1999 Employee Stock Purchase Plan
Openwave Systems Inc. Executive Compensation Deferral Plan
Openwave Systems Inc. 2001 Stock Compensation Plan
Openwave Systems Inc. 2006 Stock Incentive Plan
Avogadro, Inc. 2000 Stock Option Plan
Unwired Planet, Inc. Second Amended and Restated 1999 Directors’ Equity Compensation Plan
Unwired Planet, Inc. Second Amended and Restated 2006 Stock Incentive Plan
Great Elm Capital Group, Inc. 2016 Employee Stock Purchase Plan
Great Elm Capital Group, Inc. 2016 Long-Term Incentive Compensation Plan
Great Elm Capital Group, Inc. Amended and Restated 2016 Long-Term Incentive Compensation Plan
(Full Title of the Plan)

Peter A. Reed
Chief Executive Officer
Forest Investments, Inc.
800 South Street, Suite 230
Waltham, MA 02453
(Name and address of agent for service )

(617) 375-3006
(Telephone number, including area code, of agent for service )

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Deregistration of Securities

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Forest Investments, Inc., a Delaware corporation (previously named Great Elm Capital Group, Inc. (the “registrant”)) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

•          File No. 333-81215 as filed with the Securities and Exchange Commission (the “Commission”) on June 21, 1999, and as amended on August 9, 2001, pertaining to the registration of an aggregate of 8,840,035 shares of common stock of the registrant issuable under the Phone.com, Inc. 1995 Stock Plan, the Phone.com, Inc. 1996 Stock Plan, the Phone.com, Inc. 1999 Directors’ Stock Option Plan, and the Phone.com, Inc. Employee Stock Purchase Plan.

•          File No. 333-35394 as filed with the Commission on April 21, 2000, and as amended on August 9, 2001, pertaining to the registration of an aggregate of 311,642 shares of common stock issuable under the Arabesque Communications, Inc. 1998 Stock Plan and the OneBox.com, Inc. 1999 Stock Plan.

•          File No. 333-36832 as filed with the Commission on May 12, 2000, and as amended on August 9, 2001 and March 19, 2002, pertaining to the registration of 2,000,000 shares of common stock issuable under the Phone.com, Inc. 2000 Non-Executive Stock Option Plan.

•          File No. 333-40850 as filed with the Commission on July 5, 2000, pertaining to the registration of an aggregate of 369,726 shares of common stock issuable under the Billy Roy, January 9, 2000, Option Plan, the Elvire Elisabeth Humphreys-Davies, April 21, 1999, Option Plan, the Patrick Clark, December 23, 1999, Option Plan, the William S. Roy, January 9, 2000, Option Plan, the Patricia Ann Merrick, February 1, 1999, Option Plan, the Lisa Marie Gower, June 14 1999, Option Plan, the David Craig German, August 5, 1999, Option Plan, the Melissa Michelle Fistner, February 1, 1999, Option Plan, the Andrew Carey Wyatt, December 23, 1999, Option Plan, the Susan Winnington, December 20, 1999, Option Plan, the Susan Winnington, June 14, 1999, Option Plan, the Joanne Marie Taylor, December 20, 1999, Option Plan, the Chi Keung Tang, December 20, 1999, Option Plan, the Andrew John Streeton, December 20, 1999, Option Plan, the Roger Benjamin Springer, December 20, 1999, Option Plan, the Belinda Caroline Smithwick, June 14, 1999, Option Plan, the Timothy John Smith, June 14, 1999, Option Plan, the James Smith, December 20, 1999, Option Plan, the Paul Christopher Shore, June 14, 1999, Option Plan, the Peter Charles Alec Roberts, December 23, 1999, Option Plan, the Gerard Martin Renwick, December 20, 1999, Option Plan, the Vince Rae, December 20, 1999, Option Plan, the Kathleen Margaret Page, December 20, 1999, Option Plan, the Emma Jayne O’Hare, December 20, 1999, Option Plan, the Stuart Adam Nester, January 10, 2000, Option Plan, the Scott Darren Moore, December 20, 1999, Option Plan, the Scott Darren Moore, June 14, 1999, Option Plan, the Craig Minihan, December 23, 1999, Option Plan, the Matthew Patrick McGillavry, December 20, 1999, Option Plan, the Timothy William Mawson, December 20, 1999, Option Plan, the Ursula Martin, December 20, 1999, Option Plan, the Ian Marner, December 22, 1999, Option Plan, the Mark Mallinson, January 4, 2000, Option Plan, the Gideon Morrell Luke, December 23, 1999, Option Plan, the Neil Jones, December 23, 1999, Option Plan, the Mary Howard, December 20, 1999, Option Plan, the Kevin Edward Hodgson, December 20, 1999, Option Plan, the Clare Louise Hiller, December 20, 1999, Option Plan, the Vikta Harvey, December 20, 1999, Option Plan, the Richard Fraser James Harding, December 20, 1999, Option Plan, the Christopher Mark Evans, December 20, 1999, Option Plan, the Michael William Richard Dickinson, December 20, 1999, Option Plan, the Susan Valerie Denys, December 20, 1999, Option Plan, the Anne Beverley Chicken, December 20, 1999, Option Plan, the Darryl Chapman, December 20, 1999, Option Plan, the Mark Frederick Caroe, July 23, 1999, Option Plan, the Bruce William Bucknell, December 20, 1999, Option Plan, the Melanie Sarah Brewer, December 20, 1999, Option Plan, the James Edward Braithwaite, December 20, 1999, Option Plan, the Vincent Rae, December 4, 1998, Option Plan, the Ursula Katherine Martin, June 14, 1999, Option Plan, the Kevin Edward Hodgson, December 4, 1998, Option Plan, the Richard Fraser James Harding, December 4, 1998, Option Plan, the Michael William Richard Dickinson, December 4, 1998, Option Plan, the Bruce William Bucknell, December 4, 1998, Option Plan, the Brian Ivan Ballard, December 21, 1999, Option Plan, the Paul Robert Burmester, April 21, 1999, Option Plan, the Keith Wilson, February 14, 2000, Option Plan, the Peter John Leicester, February 7, 2000, Option Plan, the Steven Drew, February 18, 2000, Option Plan, the John Davey, February 18, 2000, Option Plan, the Christopher Geoffrey Parkhouse, January 17, 2000, Option Plan, the Sharon Chalk, January 7, 2000, Option Plan, the Dave Waite, January 27, 2000, Option Plan, the Dana Sykorova, January 18, 2000, Option Plan, the Jim Lundy, January 17, 1999, Option Plan, the Abraham Levine, January 31, 2000, Option Plan, the Guadalupe Downing, December 23, 1999, Option Plan, the Keith Doughty, January 24, 1999, Option Plan, the William Andrew Brady, December 23, 1999, Option Plan, and the Alison Donell Bloeser, December 23, 1999, Option Plan.

•          File No. 333-40840 as filed with the Commission on July 5, 2000, and as amended on August 9, 2001, pertaining to the registration of 23,112 shares of common stock issuable under the MyAble, Inc. 1999 Stock Plan.

•          File No. 333-46142 as filed with the Commission on September 19, 2000, pertaining to the registration of an aggregate of 3,828,163 shares of common stock issuable under the Phone.com, Inc. 1996 Stock Plan and the Phone.com, Inc. 1999 Employee Stock Purchase Plan.

•          File No. 333-44926 as filed with the Commission on August 31, 2000, and as amended by pre-effective amendment on October 10, 2000, and as amended by post-effective amendment on November 20, 2000, August 9, 2001, and March 19, 2002, pertaining to the registration of an aggregate of 12,520,161 shares of common stock issuable under the Software.com, Inc. 1995 Stock Plan, the Software.com, Inc. 2000 Nonstatutory Stock Option Plan, the Software.com, Inc. 1999 Employee Stock Purchase Plan, the AtMobile.com, Inc. Amended and Restated 1997 Stock Option Plan, the bCandid Corporation 1999 Equity Incentive Plan, the Mobility.Net Corporation 1999 Stock Option Plan, and the John MacFarlane Stock Option Agreements, dated September 25, 1998 and November 20, 1998.

•          File No. 333-54726 as filed with the Commission on January 31, 2001, and as amended on August 9, 2001, pertaining to the registration of an aggregate of 16,496,892 shares of common stock issuable under the Software.com, Inc. 1995 Stock Plan, the Software.com, Inc. 2000 Nonstatutory Stock Option Plan, the Software.com, Inc. 1999 Employee Stock Purchase Plan, the AtMobile.com, Inc. Amended and Restated 1997 Stock Option Plan, the bCandid Corporation 1999 Equity Incentive Plan, the Mobility.Net Corporation 1999 Stock Option Plan, the Phone.com, Inc. 1996 Stock Plan, the John MacFarlane Stock Option Agreements, dated September 25, 1998 and November 20, 1998, and the Donald J. Listwin Stock Option Agreements, effective January 26, 2001.

•          File No. 333-67200 as filed with the Commission on August 9, 2001, pertaining to the registration of an aggregate of 17,008,509 shares of common stock issuable under the Openwave Systems Inc. 2001 Stock Compensation Plan, the Openwave Systems Inc. 1995 Stock Plan, the Openwave Systems Inc. 1996 Stock Plan, and the Openwave Systems Inc. 1999 Employee Stock Purchase Plan.

•          File No. 333-67186 as filed with the Commission on August 9, 2001, and as amended March 19, 2002, pertaining to the registration of 571,288 shares of common stock issuable under the Avogadro, Inc. 2000 Stock Option Plan.

•          File No. 333-84522 as filed with the Commission on March 19, 2002, pertaining to the registration of an aggregate of 6,376,250 shares of common stock issuable under the Openwave Systems Inc. 2001 Stock Compensation Plan and the Openwave Systems Inc. 1999 Employee Stock Purchase Plan.

•          File No. 333-97925 as filed with the Commission on August 9, 2002, pertaining to the registration of an aggregate of 14,963,853 shares of common stock issuable under the Openwave Systems Inc. 2001 Stock Compensation Plan, the Openwave Systems Inc. 1995 Stock Plan, the Openwave Systems Inc. 1996 Stock Plan, and the Openwave Systems Inc. 1999 Employee Stock Purchase Plan.

•          File No. 333-115081 as filed with the Commission on April 30, 2004, pertaining to the registration of an aggregate of 3,416,593 shares of common stock issuable under the Openwave Systems Inc. 1995 Stock Plan and the Openwave Systems Inc. 1996 Stock Plan.

•          File No. 333-128926 as filed with the Commission on October 11, 2005, pertaining to the registration of an aggregate of 5,266,732 shares of common stock issuable under the Openwave Systems Inc. 1995 Stock Plan and the Openwave Systems Inc. 1996 Stock Plan.

•          File No. 333-131008 as filed with the Commission on January 13, 2006, pertaining to the registration of $5,000,000 of plan obligations issuable under the Openwave Systems Inc. Executive Compensation Deferral Plan.

•          File No. 333-140691 as filed with the Commission on February 14, 2007, pertaining to the registration of an aggregate 9,740,332 shares of common stock issuable under the Openwave Systems Inc. 2006 Stock Incentive Plan, Openwave Systems Inc. 1996 Stock Plan, and the Openwave Systems Inc. 1999 Employee Stock Purchase Plan.

•          File No. 333-156444 as filed with the Commission on December 23, 2008, pertaining to the registration of 10,000,000 shares of common stock issuable under the Openwave Systems Inc. 2006 Stock Incentive Plan.

•          File No. 333-163480 as filed with the Commission on December 4, 2009, pertaining to the registration of 1,250,000 shares of common stock issuable under the Openwave Systems Inc. Amended and Restated 1999 Directors’ Equity Compensation Plan.

•          File No. 333-192800 as filed with the Commission on December 13, 2013, pertaining to the registration of an aggregate of 4,000,000 shares of common stock issuable under the Unwired Planet, Inc. Second Amended and Restated 2006 Stock Incentive Plan and the Unwired Planet, Inc. Second Amended and Restated 1999 Directors’ Equity Compensation Plan.

•          File No. 333-214401 as filed with the Commission on November 3, 2016, pertaining to the registration of an aggregate of 3,450,000 shares of common stock issuable under the Great Elm Capital Group, Inc. 2016 Long-Term Incentive Compensation Plan and the Great Elm Capital Group, Inc. 2016 Employee Stock Purchase Plan.

•          File No. 333-227913 as filed with the Commission on October 19, 2018, pertaining to the registration of 1,500,000 shares of common stock issuable under the Great Elm Capital Group, Inc. Amended and Restated 2016 Long-Term Incentive Compensation Plan.

On December 29, 2020, the registrant implemented a holding company reorganization (the “Holding Company Reorganization”) pursuant to the Agreement and Plan of Merger, dated as of December 21, 2020, among the registrant, Great Elm Group, Inc., a Delaware corporation (“Holdings”) and Forest Merger Sub, Inc., a Delaware corporation (“Merger Sub”), which resulted in Holdings owning all of the outstanding capital stock of the registrant. The Holding Company Reorganization was conducted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, which provides for the formation of a holding company without a vote of the stockholders of the constituent corporation.

Pursuant to the Holding Company Reorganization, Merger Sub, a direct, wholly owned subsidiary of Holdings and an indirect, wholly owned subsidiary of the registrant, merged with and into the registrant, with the registrant surviving as a direct, wholly owned subsidiary of Holdings. Each share of each class of stock of the registrant issued and outstanding immediately prior to the Holding Company Reorganization automatically converted into an equivalent corresponding share of Holdings stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of the registrant’s stock being converted. Accordingly, upon consummation of the Holding Company Reorganization, the registrant’s current stockholders became stockholders of Holdings.

As a result of the Holding Company Reorganization, the registrant has terminated all offerings of its common stock pursuant to the Registration Statements. In accordance with an undertaking made by the registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the registrant hereby removes from registration all of such securities of the registrant registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, State of Massachusetts, on December 29, 2020.

Forest Investments, Inc.
(registrant)

By:	/s/ Brent J. Pearson
	Name:	Brent J. Pearson
	Title:	Chief Financial Officer and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on December 29, 2020.

Signature	Title

/s/ Peter A. Reed	Chief Executive Officer and Director
Peter A. Reed	(Principal Executive Officer)

/s/ Brent J. Pearson	Chief Financial Officer and Chief Accounting Officer
Brent J. Pearson	(Principal Financial and Accounting Officer)

/s/ Matthew A. Drapkin	Director
Matthew A. Drapkin

/s/ Thomas S. Harbin III	Director
Thomas S. Harbin III

/s/ James H. Hugar	Director
James H. Hugar

/s/ James P. Parmelee	Director
James P. Parmelee

/s/ Jason W. Reese	Director
Jason W. Reese

/s/ Eric J. Scheyer	Director
Eric J. Scheyer

/s/ Jeffrey S. Serota	Director
Jeffrey S. Serota